UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2018

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Events.

At a hearing on March 15, 2018, the Supreme Court of the State of New York, County of New York, issued an oral decision on the motions pending in Moor Park Capital Partners LLP (the “Service Provider”) v. Global Net Lease, Inc. (the “Company”), et al. In its ruling, the court (i) denied the Service Provider’s request for a preliminary injunction preventing defendants from terminating the Service Provider’s contracts based on the previously issued termination notices (the “Termination Notices”), (ii) dismissed the Service Provider’s claim for a declaratory judgment that the termination notices are void and of no force and effect, and (iii) allowed the Service Provider’s remaining claims to proceed.

Since delivery of the Termination Notices to the Service Provider, Global Net Lease Advisors, LLC (the “Advisor”) has built a European focused management team and engaged best-in-class third party service providers to assume the duties previously performed by the Service Provider. The Advisor, together with its service providers, will assume full management responsibility of the Company’s European portfolio beginning March 17, 2018, the effective date of the Termination Notices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2018	By:	/s/ James L. Nelson
		Name:	James L. Nelson
		Title:	Chief Executive Officer and President